UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 18, 2018

PTC Inc.
(Exact Name of Registrant as Specified in Its Charter)

Massachusetts
(State or Other Jurisdiction of Incorporation)

0-18059	04-2866152
(Commission File Number)	(IRS Employer Identification No.)

140 Kendrick Street Needham, Massachusetts	02494-2714
(Address of Principal Executive Offices)	(Zip Code)

(781) 370-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (࿽230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (࿽240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 2 - Financial Information

Item 2.02.    Results of Operations and Financial Condition.

On July 18, 2018, PTC Inc. announced its financial results for its third quarter ended June 30, 2018. PTC also posted a copy of its supplemental prepared remarks about the completed quarter on the Investor Relations section of its website at www.ptc.com. Copies of the press release and the prepared remarks are furnished herewith as Exhibits 99.1 and 99.2, respectively.

Section 7 - Regulation FD

Item 7.01.    Regulation FD Disclosure.

PTC expects the previously announced $1 Billion Rockwell Automation equity investment in PTC to close on or around July 19, 2018. Upon closing, PTC’s share repurchase authorization for the period October 1, 2017 through September 30, 2020 will increase to $1.5 Billion. PTC expects to enter into an accelerated share repurchase agreement on or around July 20, 2018 to repurchase approximately $1 Billion of its common stock in the 7.5-month to 10-month contract period, with an initial delivery to us of approximately 80% of the shares to be repurchased on or around July 23, 2018. The equity investment may not close when or as expected and we may not enter into the accelerated repurchase agreement when or as expected.

Section 9 - Financial Statements and Exhibits

Item 9.01.    Financial Statements and Exhibits.

(d)    Exhibits.
99.1    PTC Inc. press release dated July 18, 2018.
99.2    Prepared remarks posted by PTC Inc. on July 18, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PTC Inc.

Date: July 18, 2018	By:	/s/ Andrew Miller
Andrew Miller
Executive Vice President and Chief Financial Officer